Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-174524 on Form S-1 of our report dated March 11, 2011, relating to the consolidated financial statements of GenMark Diagnostics, Inc. and subsidiaries (formerly Osmetech plc and subsidiaries) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Diego, CA

June 8, 2011